EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (Nos. 333-125460 and 333-202204) on Form S-8 and (No. 333-215344) on Form S-3ASR of our reports dated February 17, 2026, with respect to the consolidated financial statements of Mercury General Corporation and subsidiaries and the effectiveness of internal control over financial reporting.
                                                    /s/ KPMG LLP
Los Angeles, California
February 17, 2026